Exhibit 99.1

NEWCASTLE INVESTMENT CORP.

Contact:

Investor Relations

212-479-3195

Newcastle Announces Fourth Quarter & Full Year 2011 Results

FOURTH QUARTER 2011 HIGHLIGHTS

•	Reports Core Earnings of $0.30 per diluted share

•	Reports GAAP income of $0.18 per diluted share

•	Declared Common Dividend of $0.15 per share

•	$152 million of Current Unrestricted Cash to invest

FOURTH QUARTER 2011 FINANCIAL RESULTS

New York, NY, February 29, 2012 – Newcastle Investment Corp. (NYSE: NCT) reported that in the fourth quarter of 2011, income available for common stockholders (“GAAP income”) was $19 million, or $0.18 per diluted share, compared to $197 million, or $3.18 per diluted share, in the fourth quarter of 2010.

GAAP income of $19 million consisted of the following:

Core Earnings:

•	$32 million, or $0.30 per diluted share, which is equal to net interest income less expenses, net of preferred dividends

Other Income/Loss:

•

$12 million of other income related to a $3 million net gain on the settlement of investments, a $6 million gain on the extinguishment of CDO debt, and a $3 million non-cash mark-to-market gain related to interest rate derivatives in the CDOs

•	$25 million of non-cash mark-to-market net loss on loans held for sale and impairment recorded on securities

In the fourth quarter of 2011, GAAP book value increased by $0.22 per share. As of December 31, 2011, GAAP book value was $1.24 per share, compared to $1.02 per share as of September 30, 2011.

During the fourth quarter of 2011, the Company generated $15 million of cash flow from operations, compared to $15 million in the third quarter of 2011. In addition, the Company received $10 million of unrestricted cash from principal repayments on Newcastle’s repurchased CDO debt, other CDO securities, and investment in excess mortgage servicing rights. Of the $10 million of unrestricted cash from principal repayments, $9 million was related to Newcastle’s repurchased CDO debt and other CDO securities that were purchased at a weighted average price of 58% of par.

On December 8, 2011, the Company made its first investment in Excess Mortgage Servicing Rights (“Excess MSRs”). The Company invested $44 million to acquire a 65% interest in the Excess MSRs of a $9.9 billion residential mortgage portfolio. Nationstar Mortgage LLC (“Nationstar”) is the servicer of the loans and invested alongside Newcastle by acquiring the remaining 35% interest of the Excess MSRs. Nationstar currently services over $100 billion in loans and is an active originator of residential mortgage loans. Under the terms of this investment, to the extent that any loans in this portfolio are refinanced by Nationstar, the resulting Excess MSRs on these new loans will be included in the portfolio (referred to as “recaptured loans”), subject to certain limitations. This should serve to significantly reduce the impact of prepayments on this investment.

On December 20, 2011, the Board of Directors declared a quarterly dividend of $0.15 per common share or $16 million for the fourth quarter of 2011. The Board of Directors also declared dividends of $0.609375, $0.503125 and $0.523438 per share on the 9.75% Series B, 8.05% Series C and 8.375% Series D preferred stock, respectively, for the period beginning November 1, 2011 and ending January 31, 2012.

FULL YEAR 2011 FINANCIAL RESULTS

In 2011, GAAP income was $254 million, or $3.09 per diluted share, compared to $657 million, or $10.96 per diluted share, in 2010.

GAAP income of $254 million consisted of the following:

Core Earnings:

•	$118 million, or $1.44 per diluted share, which is equal to net interest income less expenses, net of preferred dividends

Other Income/Loss:

•

$137 million of other income related to a $78 million net gain on the settlement of investments, a $66 million gain on the extinguishment of CDO debt, and $3 million of fees earned from other assets, offset primarily by a $10 million non-cash mark-to-market loss related to interest rate derivatives in the CDOs

•	$1 million of non-cash mark-to-market net loss on loans held for sale and impairment recorded on securities

In 2011, GAAP book value increased by $6.22 per share. As of December 31, 2011, GAAP book value was $1.24 per share, compared to $(4.98) per share as of December 31, 2010.

During 2011, the Company generated $57 million of cash flow from operations, compared to $49 million in 2010. In addition, the Company received $77 million of unrestricted cash from principal repayments on Newcastle’s repurchased CDO debt, other CDO securities, and investment in excess mortgage servicing rights. Of the $77 million of unrestricted cash from principal repayments, $76 million was related to Newcastle’s repurchased CDO debt and other CDO securities that were purchased at a weighted average price of 67% of par.

The following table summarizes the Company’s operating results ($ in millions, except per share data):

	Three Months Ended			Year Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Summary Operating Results:

GAAP income	$19	$29	$197	$254	$657

GAAP income, per diluted share	$0.18	$0.35	$3.18	$3.09	$10.96

Non-GAAP Results:

Core earnings	$32	$31	$26	$118	$91

Core earnings, per diluted share	$0.30	$0.39	$0.43	$1.44	$1.52

Cash flow from:
Operations	$15	$15	$11	$57	$49
Principal repayments on repurchased CDO debt, excess MSRs & other CDO securities (1)	$10	$9	$1	$77	$1

(1)

During the three months ended December 31, 2011, of the $10 million of principal repayments, $9 million were related to repurchased CDO debt and other CDO securities that were purchased at a weighted average price of 58% of par. During the three months ended September 30, 2011 and December 31, 2010, the principal repayments reflected above, related to repurchased CDO debt and CDO securities, were purchased at a weighted average price of 57% and 75% of par, respectively. In the year ended December 31, 2011, of the $77 million of principal repayments, $76 million were related to repurchased CDO debt and other CDO securities that were purchased at a weighted average price of 67% of par. During the year ended December 31, 2010 reflected above, related to repurchased CDO debt and CDO securities, were purchased at a weighted average price of 71% of par.

For a reconciliation of income available for common stockholders to core earnings, please refer to the tables following the presentation of GAAP results.

FOURTH QUARTER 2011 INVESTMENT ACTIVITY

$55 million of unrestricted cash investments:

Newcastle invested $44 million to purchase a 65% interest in the Excess MSRs of a $9.9 billion residential mortgage loan portfolio. The Company expects the investment to generate a 20% IRR and $92 million of total cash flow, or 2.1x its initial investment.

Newcastle invested $11 million to purchase $17 million face amount of a Newcastle CDO bond at a price of 66% of par, with an expected return of 19% and an average life of 2.6 years.

$138 million of restricted CDO cash investments:

Newcastle invested $138 million to purchase $159 million face amount of assets at an average price of 87% of par with an expected average yield of 10% and an average life of 5.7 years, including the following:

•

Invested $93 million to purchase $114 million face amount of CMBS securities at an average price of 82% of par, with an expected average yield of 10%, an average life of 5.9 years, and an average rating of BBB.

•

Invested $45 million to purchase one mezzanine loan at a price of par, with a coupon of 1-Month LIBOR plus 8.25% subject to a 1% LIBOR floor. The loan is secured by 6 office properties, has a loan-to-value ratio of 72%, and an expected average life of 5.2 years.

CASH AND RECOURSE FINANCING

As of February 29, 2012, the Company’s cash and recourse financings, excluding junior subordinated notes, were as set forth below:

•

Cash – The Company had $152 million of unrestricted cash. In addition, the Company had $133 million of restricted cash available for reinvestment within its consolidated CDOs, of which $53 million is committed to invest and expected to settle in the near term.

•	Recourse Financing – The Company had $228 million related to the financing of FNMA and FHLMC securities and $2 million related to the financing of senior Newcastle CDO bonds it repurchased.

The following table illustrates the change in cash and recourse financings ($ in millions):

	February 29, 2012	December 31, 2011	September 30, 2011
CDO Cash for Reinvestment	$133	$95	$138
Unrestricted Cash	152	157	205
Recourse Financings
FNMA/FHLMC securities	228	231	209
NCT CDO senior bonds	2	2	3

Total Recourse Financings	$230	$233	$212

NEWCASTLE CDO FINANCINGS

The following table summarizes the cash receipts in the fourth quarter of 2011 from the Company’s consolidated CDO financings and the results of their related coverage tests ($ in thousands):

	Primary		Interest Coverage % Excess (Deficiency)	Over-Collateralization Excess (Deficiency) (2)
	Collateral	Cash	Feb 29,	February 29, 2012		December 31, 2011		September 30, 2011
	Type	Receipts (1)	2012 (2)%		$	%	$	%	$
CDO IV	Securities	$389	44.5%	-2.3%	(4,622)	-2.3%	(4,622)	-5.1%	(10,260)
CDO VI	Securities	150	-45.2%	-60.7%	(173,482)	-60.7%	(174,289)	-54.3%	(165,735)
CDO VIII	Loans	5,800	353.6%	8.1%	52,033	8.6%	55,614	8.4%	54,135
CDO IX	Loans	5,798	360.1%	18.6%	120,286	13.0%	84,174	14.4%	93,283
CDO X	Securities	4,915	289.5%	8.1%	93,265	8.4%	96,025	9.0%	105,811

Total		$17,052

(1)

Represents cash received from each CDO based on all of the Company’s interests in such CDO. Cash receipts for the quarter ended December 31, 2011 may not be indicative of cash receipts for subsequent periods. See Forward-Looking Statements below for risks and uncertainties that could cause cash receipts for subsequent periods to differ materially from these amounts.

(2)

Represents the excess or deficiency under the applicable interest coverage or over-collateralization test to the first threshold at which cash flow would be redirected. The Company generally does not receive material interest cash flow from a CDO until a deficiency is corrected. The information regarding coverage tests is based on data from the most recent remittance date on or before February 29, 2012, December 31, 2011 or September 30, 2011, as applicable. The CDO IV test is conducted only on a quarterly basis (December, March, June and September).

•	$17.1 million of CDO cash receipts consisted of $12.4 million of excess interest, $3.1 million of interest on retained and repurchased CDO debt, and $1.5 million of senior collateral management fees.

•	In addition, Newcastle received $8.8 million of principal repayment on repurchased CDO debt that were purchased at a weighted average price of 57% of par.

•

As of the February 2012 remittances, there were no assets on negative watch for possible downgrade by at least one rating agency (Moody’s, S&P, or Fitch) for CDOs VIII and IX, and $83 million for CDO X.

INVESTMENT PORTFOLIO

Newcastle’s $3.8 billion investment portfolio (with a basis of $2.9 billion) consists of Real Estate Related Investments and Excess MSR Investments. During the quarter, the weighted average carrying value of the December 31, 2011 portfolio changed from 76.6% to 76.5%, a decrease of $5 million. The face amount of the portfolio increased by $53 million, primarily as a result of purchases of $231 million offset by sales of $28 million, principal repayments of $111 million, and actual principal write-downs of $50 million.

The following table describes the investment portfolio as of December 31, 2011 ($ in millions):

	Face Amount $	Basis Amount $ (4)	% of Total Basis	Carrying Value Amount $	Number of Investments	Credit (5)	Weighted Average Life (years) (6)

I. Real Estate Related Investments
Commercial Assets
CMBS	$1,546	$1,124	38.2%	$1,129	204	BB+	4.1
Mezzanine Loans	609	469	15.9%	469	17	73%	2.4
B-Notes	174	153	5.2%	153	5	61%	2.8
Whole Loans	31	31	1.0%	31	3	48%	1.9
CDO Securities (1)	88	68	2.3%	56	3	BB+	3.5
Other Investments (2)	25	25	0.8%	25	1	–	–

Total Commercial Assets	2,473	1,870	63.4%	1,863			3.5

Residential Assets
MH and Residential Loans	379	328	11.1%	328	10,045	704	6.6
Subprime Securities	246	123	4.2%	129	63	B	6.9
Real Estate ABS	53	40	1.4%	38	14	BBB-	7.2

	678	491	16.7%	495			6.7

FNMA/FHLMC Securities	232	243	8.3%	245	31	AAA	4.6

Total Residential Assets	910	734	25.0%	740			6.2

Corporate Assets
REIT Debt	137	136	4.6%	135	20	BB+	2.4
Corporate Bank Loans	283	161	5.5%	161	6	CC	3.0

Total Corporate Assets	420	297	10.1%	296			2.8

Total Real Estate Related Investments	3,803	2,901	98.5%	2,899			4.1

II. Excess MSR Investments
Portfolio 1	44	44	1.5%	44	1	–	6.0

Total Portfolio/Weighted Average (3)	$3,847	$2,945	100.0%	$2,943			4.1

(1)	Represents non-consolidated CDO securities, excluding ten securities with a zero value that had an aggregate face amount of $117 million.
(2)	Relates to an equity investment in a REO property.
(3)	Excludes operating real estate held for sale of $8 million and loans subject to call option with a face amount of $406 million.
(4)	Net of impairment.
(5)

Credit represents the weighted average of minimum ratings for rated assets, the Loan to Value ratio (based on the appraised value at the time of purchase or refinancing) for non-rated commercial assets, or the FICO score for non-rated residential assets and an implied and assumed AAA rating for FNMA/FHLMC securities. Ratings provided herein were determined by third party rating agencies as of a particular date, may not be current and are subject to change at any time.

(6)	Weighted average life is based on the timing of expected principal reduction on the asset.

I. REAL ESTATE RELATED INVESTMENTS

Commercial Assets

The Company owns $2.5 billion of commercial assets (with a basis of $1.9 billion), which includes CMBS, mezzanine loans, B-Notes, whole loans, CDO securities, and other investments.

•

During the quarter, the Company purchased $159 million of CMBS and mezzanine loans, sold $28 million of CMBS, received principal repayments of $69 million and had $46 million of actual principal write-downs on CMBS and B-Notes.

•

Regarding the Company’s CMBS portfolio, no securities were upgraded, three securities or $12 million were affirmed and 16 securities or $88 million were downgraded (from a weighted average rating of BB to B).

•	The weighted average carrying value of these assets changed from 75.5% to 75.3%, a decrease of $4 million in the quarter.

CMBS portfolio ($ in thousands):

	Average Minimum		Face	Basis	% of Total	Carrying Value	Delinquency	Principal	Weighted Average
Vintage (1)	Rating (2)	Number	Amount $	Amount $	Basis	Amount $	60+/FC/REO (3)	Subordination (4)	Life (yrs) (5)

Pre 2004	BB+	60	301,373	283,342	25.2%	263,447	7.3%	14.4%	1.5
2004	BB+	31	143,831	113,231	10.1%	105,349	2.3%	7.7%	3.4
2005	BB+	29	317,865	192,387	17.1%	219,565	5.2%	8.5%	3.6
2006	BB	44	409,417	281,889	25.1%	275,951	8.1%	11.8%	3.8
2007	B-	16	121,638	35,266	3.1%	52,362	16.2%	10.9%	4.3
2010	BB+	4	46,798	43,499	3.9%	42,129	0.0%	3.5%	8.8
2011	BBB	20	204,955	174,832	15.5%	170,015	0.0%	7.2%	8.5

TOTAL/WA	BB+	204	1,545,877	1,124,446	100.0%	1,128,818	6.1%	10.3%	4.1

(1)	The year in which the securities were originally issued.
(2)

Ratings provided above were determined by third party rating agencies as of a particular date, which may not be current and are subject to change at any time. The Company had $2 million of CMBS assets that were on negative watch for possible downgrade by at least one rating agency as of December 31, 2011.

(3)	The percentage of underlying loans that are 60+ days delinquent, in foreclosure or considered real estate owned (REO).
(4)	The percentage of the outstanding face amount of securities that is subordinate to the Company’s investments.
(5)	Weighted average life is based on the timing of expected principal reduction on the asset.

Mezzanine loans, B-Notes and Whole Loans portfolios ($ in thousands):

Asset Type	Number	Face Amount ($)	Basis Amount ($)	% of Total Basis	Carrying Value Amount ($)	WA First $ Loan to Value (1)	WA Last $ Loan to Value (1)	Delinquency (%) (2)

Mezzanine Loans	17	609,117	469,326	71.9%	469,326	60.8%	73.2%	2.0%
B-Notes	5	174,153	152,535	23.4%	152,535	50.5%	60.7%	31.2%
Whole Loans	3	30,566	30,566	4.7%	30,566	0.0%	48.2%	0.0%

Total/WA	25	813,836	652,427	100.0%	652,427	56.3%	69.6%	8.2%

(1)	Loan to Value is based on the appraised value at the time of purchase or refinancing.
(2)	The percentage of underlying loans that are non-performing, in foreclosure, under bankruptcy filing or considered real estate owned (REO).

CDO Securities portfolio ($ in thousands) (1):

Collateral Manager	Primary Collateral Type	Number	Average Minimum Rating (2)	Face Amount $	Basis Amount $	% of Total Basis	Carrying Value Amount $	Principal Subordination (3)

Third Party	CMBS	1	BBB-	77,027	60,801	89.9%	49,296	51.7%
Newcastle	CMBS	1	BBB-	5,502	4,224	6.2%	3,940	29.5%
Newcastle	ABS	1	CC	5,500	2,600	3.9%	2,750	49.1%

TOTAL/WA		3	BB+	88,029	67,625	100.0%	55,986	50.2%

(1)	Represents non-consolidated CDO securities excluding ten securities with a zero value, which had an aggregate face amount of $117 million.
(2)	Ratings provided above were determined by third party rating agencies as of a particular date, which may not be current and are subject to change at any time.
(3)	The percentage of the outstanding face amount of securities that is subordinate to the Company’s investments.

Residential Assets

The Company owns $910 million of residential assets (with a basis of $734 million), which include manufactured housing (“MH”) loans, residential loans, subprime securities, real estate ABS and FNMA/FHLMC securities.

•	During the quarter, the Company purchased $29 million of FNMA/FHLMC securities, received principal repayments of $42 million and had $4 million of actual principal write-downs.

•

Regarding the Company’s ABS portfolio, no securities were upgraded, 10 securities or $50 million were affirmed and 8 securities or $37 million were downgraded (from a weighted average rating of B+ to B-).

•	The weighted average carrying value of these assets changed from 82.0% to 82.1%, an increase of $0.6 million in the quarter.

Manufactured Housing and Residential Loans portfolio ($ in thousands):

Deal	Average FICO Score	Face Amount $	Basis Amount $	% of Total Basis	Carrying Value Amount $	Average Loan Age (years)	Original Balance $	Delinquency 90+/FC/REO (1)	Cumulative Loss to Date

MH Loans Portfolio 1	702	135,977	110,528	33.6%	110,528	10.2	327,855	1.5%	7.9%
MH Loans Portfolio 2	702	183,062	174,331	53.1%	174,331	12.6	434,743	1.7%	6.2%
Residential Loans Portfolio 1	714	56,377	40,270	12.3%	40,270	8.7	646,357	12.1%	0.4%
Residential Loans Portfolio 2	737	3,779	3,415	1.0%	3,415	7.3	83,950	0.0%	0.0%

TOTAL/WA	704	379,195	328,544	100.0%	328,544	11.1	1,492,905	3.2%	5.9%

(1)	The percentage of loans that are 90+ days delinquent, in foreclosure or considered real estate owned (REO).

Subprime Securities portfolio ($ in thousands):

Security Characteristics:

Vintage (1)	Average Minimum Rating (2)	Number	Face Amount $	Basis Amount $	% of Total Basis	Carrying Value Amount $	Principal Subordination (3)	Excess Spread (4)

2003	B-	14	14,063	6,805	5.5%	8,116	24.7%	4.2%
2004	BB-	9	34,567	16,483	13.4%	18,117	25.2%	3.7%
2005	B-	26	108,265	41,463	33.7%	42,840	32.1%	4.4%
2006	B+	7	57,794	38,588	31.4%	38,626	41.0%	5.4%
2007	CCC	7	31,325	19,684	16.0%	20,923	29.7%	3.5%

TOTAL/WA	B	63	246,014	123,023	100.0%	128,622	32.5%	4.4%

Collateral Characteristics:

Vintage (1)	Average Loan Age (years)	Collateral Factor (5)	3 Month CPR (6)	Delinquency 90+/FC/REO (7)	Cumulative Loss to Date

2003	9.0	0.09	6.2%	18.1%	4.1%
2004	7.6	0.14	9.1%	17.5%	4.1%
2005	6.6	0.18	10.9%	28.1%	11.1%
2006	5.8	0.31	12.7%	24.3%	18.6%
2007 & Later	5.3	0.47	10.2%	22.9%	21.1%

TOTAL/WA	6.5	0.24	10.7%	24.5%	12.8%

Real Estate ABS portfolio ($ in thousands):

Security Characteristics:

Asset Type	Average Minimum Rating (2)	Number	Face Amount $	Basis Amount $	% of Total Basis	Carrying Value Amount $	Principal Subordination (3)	Excess Spread (4)

Manufactured Housing	BBB+	7	30,232	29,454	73.8%	30,547	41.6%	1.5%
Small Business Loans	BB+	7	23,115	10,465	26.2%	7,560	21.9%	0.8%

TOTAL/WA	BBB-	14	53,347	39,919	100.0%	38,107	33.1%	1.2%

Collateral Characteristics:

Asset Type	Average Loan Age (years)	Collateral Factor (5)	3 Month CPR (6)	Delinquency 90+/FC/REO (7)	Cumulative Loss to Date

Manufactured Housing	12.2	0.25	6.3%	2.3%	13.4%
Small Business Loans	6.8	0.50	5.9%	21.6%	17.3%

TOTAL/WA	9.9	0.36	6.1%	10.6%	15.1%

(1)	The year in which the securities were issued.
(2)

Ratings provided above were determined by third party rating agencies as of a particular date, may not be current and are subject to change at any time. The Company had $25 million of subprime and ABS securities that were on negative watch for possible downgrade by at least one rating agency as of December 31, 2011.

(3)	The percentage of the outstanding face amount of securities and residual interests that is subordinate to the Company’s investments.
(4)	The annualized amount of interest received on the underlying loans in excess of the interest paid on the securities, as a percentage of the outstanding collateral balance.
(5)	The ratio of original unpaid principal balance of loans still outstanding.
(6)	Three month average constant prepayment rate.
(7)	The percentage of underlying loans that are 90+ days delinquent, in foreclosure or considered real estate owned (REO).

Corporate Assets

The Company owns $420 million of corporate assets (with a basis of $297 million), including REIT debt and corporate bank loans.

•	During the quarter, the Company had no purchases, sales or principal repayments in corporate assets.

•	Regarding the Company’s REIT debt portfolio, there were no upgraded, affirmed or downgraded securities.

•	The weighted average carrying value of these assets changed from 71.0% to 70.6%, a decrease of $2 million in the quarter.

REIT Debt portfolio ($ in thousands):

Industry	Average Minimum Rating (1)	Number	Face Amount $	Basis Amount $	% of Total Basis	Carrying Value Amount $

Retail	A-	4	34,525	33,712	24.8%	36,406
Diversified	CCC+	4	39,286	38,502	28.3%	32,866
Office	BBB	6	34,117	34,413	25.3%	34,750
Multifamily	BBB	3	12,765	12,794	9.4%	13,429
Healthcare	BBB-	3	16,700	16,510	12.2%	17,845

TOTAL/WA	BB+	20	137,393	135,931	100.0%	135,296

Corporate bank loan portfolio ($ in thousands):

Industry	Average Minimum Rating (1)	Number	Face Amount $	Basis Amount $	% of Total Basis	Carrying Value Amount $

Real Estate	NR	1	17,811	15,139	9.4%	15,139
Media	CCC-	2	110,710	25,222	15.7%	25,222
Resorts	NR	1	136,156	106,156	65.9%	106,156
Restaurant	B	2	18,101	14,636	9.0%	14,636

TOTAL/WA	CC	6	282,778	161,153	100.0%	161,153

(1)

Ratings provided above were determined by third party rating agencies as of a particular date, may not be current and are subject to change at any time. The Company had $28 million of corporate assets that were on negative watch for possible downgrade as of December 31, 2011.

II. EXCESS MSR INVESTMENTS

The Company owns $44 million (with a basis of $44 million) of Excess MSR investments.

•	In December 2011, Newcastle invested $44 million in its first purchase of Excess MSRs (“Portfolio 1”).

•	During the quarter, the Company received $1.5 million, which represented one month of cash flow.

Excess MSRs portfolio ($ in thousands):

Collateral Characteristics:

			Collateral Characteristics

	Initial Investment Amount $	Carrying Amount $	Original Principal Balance	Current Principal Balance	WA Coupon	WA Maturity (months)	Average Loan Age (months)	Delinquency 30+ (1)	1 Month CPR (2)	1 Month CRR (3)	1 Month CDR (4)

Portfolio 1	$43,742	$43,971	$9,908,081	$9,705,512	6.1%	288	62	7.6%	9.5%	9.4%	0.1%

(1)	The percentage of underlying loans that missed their last payment.
(2)	Constant prepayment rate
(3)	Voluntary prepayment rate
(4)	Involuntary prepayment rate

CONFERENCE CALL

Newcastle’s management will conduct a live conference call on March 1, 2012, at 11:00 A.M. Eastern Time to review the financial results for the fourth quarter and year end December 31, 2011. A copy of the earnings press release is posted to the Investor Relations section of Newcastle’s website, www.newcastleinv.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-888-243-2046 (from within the U.S.) or 1-706-679-1533 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Newcastle Fourth Quarter 2011 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at http://www.newcastleinv.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on Thursday, March 8, 2012 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “54783084.”

ABOUT NEWCASTLE

The Company invests in real estate debt and other real estate related assets. The Company is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC, a global investment manager. For more information regarding the Company or to be added to our e-mail distribution list, please visit http://www.newcastleinv.com.

FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the expected average life of an investment, the expected returns, or expected yield on an investment, statements relating to our liquidity, future losses and impairment charges, our ability to acquire assets with attractive returns and the delinquent and loss rates on our subprime portfolios. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. Newcastle can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Newcastle’s expectations include, but are not limited to, the risk that market conditions cause downgrades of a significant number of our securities or the recording of additional impairment charges or reductions in shareholders’ equity; the risk that we can find additional suitably priced investments; the risk that investments made or committed to be made cannot be financed on the basis and for the term at which we expect; the relationship between yields on assets which are paid off and yields on assets in which such monies can be reinvested; actual recapture rates with respect to any Excess MSR investment; and the relative spreads between the yield on the assets we invest in and the cost and availability of debt and equity financing. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s Annual Report on Form 10-K, which is available on the Company’s website (www.newcastleinv.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Newcastle expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CAUTIONARY NOTE REGARDING EXPECTED RETURNS AND EXPECTED YIELDS PRESENTED IN THIS PRESS RELEASE

Expected returns and expected yields are estimates of the annualized effective rate of return that we presently expect to be earned over the expected average life of an investment (i.e., IRR), after giving effect, in the case of returns, to existing leverage, and calculated on a weighted average basis. Expected returns and expected yields reflect our estimates of an investment’s coupon, amortization of premium or discount, and costs and fees, and they contemplate our assumptions regarding prepayments, defaults and loan losses, among other things. In the case of Excess MSRs, these assumptions include the recapture rate. Income recognized by the Company in future periods may be significantly less than the income that would have been recognized if an expected return or expected yield were actually realized, and the estimates we use to calculate expected returns and expected yields could differ materially from actual results.

Statements about expected returns and expected yields in this press release are forward-looking statements. You should carefully read the cautionary statement above under the caption “Forward-looking Statements,” which directly applies to our discussion of expected returns and expected yields.

Newcastle Investment Corp.

Consolidated Statements of Operations

(dollars in thousands, except share data)

	Three Months Ended December 31		Year Ended December 31,
	2011	2010	2011	2010
	(unaudited)	(unaudited)

Interest income	$73,557	$74,957	$292,296	$300,272
Interest expense	31,533	40,942	138,035	172,219

Net interest income	42,024	34,015	154,261	128,053

Impairment (Reversal)
Valuation allowance (reversal) on loans	23,055	(47,219)	(15,163)	(339,887)
Other-than-temporary impairment on securities	(1,478)	(999)	12,955	101,398
Portion of other-than-temporary impairment on securities recognized in other comprehensive income (loss), net of reversal of other comprehensive loss into net income (loss)	3,723	13,206	2,885	(2,369)

	25,300	(35,012)	677	(240,858)

Net interest income after impairment	16,724	69,027	153,584	368,911

Other Income (Loss)
Gain (loss) on settlement of investments, net	2,847	34,810	78,181	52,307
Gain on extinguishment of debt	5,708	123,958	66,110	265,656
Other income (loss), net	4,075	(23,070)	(8,501)	(35,676)

	12,630	135,698	135,790	282,287

Expenses
Loan and security servicing expense	1,191	1,107	4,649	4,580
General and administrative expense	2,646	784	7,295	7,696
Management fee to affiliate	4,976	4,259	18,289	17,252

	8,813	6,150	30,233	29,528

Income from continuing operations	20,541	198,575	259,141	621,670
Income (loss) from discontinued operations	155	(194)	306	(8)

Net Income	20,696	198,381	259,447	621,662
Preferred dividends	(1,395)	(1,395)	(5,580)	(7,453)
Excess of carrying amount of exchanged preferred stock over fair value of consideration paid	-	-	-	43,043

Income Available for Common Stockholders	$19,301	$196,986	$253,867	$657,252

Income Per Share of Common Stock

Basic	$0.18	$3.18	$3.09	$10.96

Diluted	$0.18	$3.18	$3.09	$10.96

Income from continuing operations per share of common stock, after preferred dividends and excess of carrying amount of exchanged preferred stock over fair value of consideration paid
Basic	$0.18	$3.18	$3.09	$10.96

Diluted	$0.18	$3.18	$3.09	$10.96

Income (loss) from discontinued operations per share of common stock
Basic	$-	$-	$-	$-

Diluted	$-	$-	$-	$-

Weighted Average Number of Shares of Common Stock Outstanding
Basic	105,175,323	62,024,969	81,983,973	59,948,827

Diluted	105,175,323	62,024,969	81,990,297	59,948,827

Dividends Declared per Share of Common Stock	$0.15	$-	$0.40	$-

Newcastle Investment Corp.

Consolidated Balance Sheets

(dollars in thousands)

	December 31,
	2011	2010
Assets
Non-Recourse VIE Financing Structures
Real estate securities, available for sale	$1,479,214	$1,859,984
Real estate related loans, held for sale, net	807,214	750,130
Residential mortgage loans, held for investment, net	331,236	124,974
Residential mortgage loans, held for sale, net	-	252,915
Subprime mortgage loans subject to call option	404,723	403,793
Operating real estate, held for sale	7,741	8,776
Other investments	18,883	18,883
Restricted cash	105,040	157,005
Derivative assets	1,954	7,067
Receivables and other assets	23,319	29,206

	3,179,324	3,612,733

Recourse Financing Structures and Unlevered Assets
Real estate securities, available for sale	252,530	600
Real estate related loans, held for sale, net	6,366	32,475
Residential mortgage loans, held for sale, net	2,687	298
Investments in excess mortgage servicing rights at fair value	43,971	-
Other investments	6,024	6,024
Cash and cash equivalents	157,356	33,524
Receivables and other assets	3,541	1,457

	472,475	74,378

	$3,651,799	$3,687,111

Liabilities and Stockholders’ Equity (Deficit)

Liabilities

Non-Recourse VIE Financing Structures
CDO bonds payable	$ 2,403,605	$ 3,010,868
Other bonds and notes payable	200,377	261,165
Repurchase agreements	6,546	14,049
Financing of subprime mortgage loans subject to call option	404,723	403,793
Derivative liabilities	119,320	176,861
Accrued expenses and other liabilities	16,112	8,445

	3,150,683	3,875,181

Recourse Financing Structures and Other Liabilities
Repurchase agreements	233,194	4,683
Junior subordinated notes payable	51,248	51,253
Dividends payable	16,707	-
Due to affiliates	1,659	1,419
Accrued expenses and other liabilities	6,219	2,160

	309,027	59,515

	3,459,710	3,934,696

Stockholders’ Equity (Deficit)
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of December 31, 2011 and December 31, 2010	61,583	61,583
Common stock, $0.01 par value, 500,000,000 shares authorized, 105,181,009 and 62,027,184 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	1,052	620
Additional paid-in capital	1,275,792	1,065,377
Accumulated deficit	(1,073,252)	(1,328,987)
Accumulated other comprehensive income (loss)	(73,086)	(46,178)

	192,089	(247,585)

	$ 3,651,799	$ 3,687,111

Newcastle Investment Corp.

Consolidated Statements of Cash Flows

(dollars in thousands)

	Three Months Ended December 31		Year Ended December 31,

	2011	2010	2011	2010
	(unaudited)	(unaudited)
Cash flows From Operating Activities
Net income	$20,696	$198,381	$259,447	$621,662
Adjustment to reconcile net income to net cash provided by (used in) operating activities (inclusive of amounts related to discontinued operations):
Depreciation and amortization	87	101	312	262
Accretion of discount and other amortization	(11,572)	(7,253)	(44,786)	(18,982)
Interest income in CDOs redirected for reinvestment or CDO bond pay down	(1,298)	(7,990)	(10,279)	(25,975)
Interest income on investments accrued to principal balance	(5,204)	(4,458)	(19,507)	(12,535)
Interest expense on debt accrued to principal balance	109	685	728	2,964
Deferred interest received	-	-	1,027	44
Non-cash directors’ compensation	27	15	149	75
Valuation allowance (reversal) on loans	23,055	(47,219)	(15,163)	(339,887)
Other-than-temporary impairment on securities	2,245	12,207	15,840	99,029
Impairment on real estate held-for-sale	-	200	433	260
Change in fair value on investments in excess mortgage servicing rights	(367)	-	(367)	-
Gain on settlement of investments (net) and real estate held-for-sale	(2,847)	(34,810)	(77,310)	(52,307)
Unrealized loss on non-hedge derivatives and hedge ineffectiveness	(2,911)	23,208	11,572	36,564
Gain on extinguishment of debt	(5,708)	(123,958)	(66,110)	(265,656)
Change in:
Restricted cash	(88)	1,505	1,161	151
Receivables and other assets	(1,870)	796	(1,342)	4,577
Due to affiliates	127	-	240	(78)
Accrued expenses and other liabilities	929	(96)	986	(1,278)

Net cash provided by (used in) operating activities	15,410	11,314	57,031	48,890

Cash Flows From Investing Activities
Principal repayments from repurchased CDO debt	8,804	1,091	65,912	1,211
Principal repayments on CDO securities	894	-	10,728	-
Return of investment in excess mortgage servicing rights	760	-	760	-
Principal repayments on loans and non-CDO securities	17,151	9,398	82,907	64,681
Purchase of real estate securities	(30,794)	(1,768)	(333,895)	(4,059)
Proceeds from sale of real estate securities	-	-	3,885	26,022
Acquisition of investments in excess mortgage servicing rights	(40,492)	-	(40,492)	-
Acquisition of servicing rights	-	(100)	(2,268)	(100)
Purchase of and advances on loans	-	-	-	(6,024)
Margin received on derivative instruments	-	-	-	5,073
Proceeds (payments) on settlement of derivative instruments	-	-	(14,322)	(11,394)
Proceeds from sale of real estate held for sale	-	-	650	840
Distributions of capital from equity method investees	-	32	-	193

Net cash provided by (used in) investing activities	(43,677)	8,653	(226,135)	76,443

Cash flows From Financing Activities
Repurchases of CDO bonds payable	(10,915)	(61,318)	(101,954)	(72,718)
Issuance of other bonds payable	-	-	142,736	97,650
Repayments of other bonds payable	(9,772)	(9,651)	(204,151)	(143,678)
Borrowings under repurchase agreements	29,202	18,914	321,020	18,914
Repayments of repurchase agreements	(10,390)	(182)	(100,012)	(71,491)
Issuance of common stock	-	-	211,567	-
Costs related to issuance of common stock	(437)	-	(905)	-
Cash consideration paid in exchange for junior subordinated notes	-	-	-	(9,715)
Cash consideration paid to redeem preferred stock	-	-	-	(16,001)
Common Stock dividends paid	(15,776)	-	(23,706)	-
Preferred Stock dividends paid	(1,395)	-	(8,371)	(19,484)
Payment of deferred financing costs	-	-	(1,581)	(1,677)
Restricted cash returned from refinancing activities	(74)	7,458	58,293	58,091

Net cash provided by (used in) financing activities	(19,557)	(44,779)	292,936	(160,109)

Net Increase (Decrease) in Cash and Cash Equivalents	(47,824)	(24,812)	123,832	(34,776)

Cash and Cash Equivalents, Beginning of Period	205,180	58,336	33,524	68,300

Cash and Cash Equivalents, End of Period	$157,356	$33,524	$157,356	$33,524

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest expense	$22,366	$27,634	$99,096	$125,582
Cash paid (refunded) during the period for federal excise tax	-	-	-	-

Supplemental Schedule of Non-Cash Investing and Financing Activities

Common stock dividends declared but not paid	$15,777	$-	$15,777	$-
Preferred stock dividends declared but not paid	$930	$-	$930	$-
Common stock issued to redeem preferred stock	$-	$-	$-	$28,457
Face amount of CDO bonds issued in exchange for previously issued junior subordinated notes of $52,904	$-	$-	$-	$37,625
Loans reclassified as other investments	$-	$-	$-	$24,907

Newcastle Investment Corp.

Reconciliation of Core Earnings

(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Income available for common stockholders	$19,301	$196,986	$253,867	$657,252
Add (Deduct):
Impairment (reversal)	25,300	(35,012)	677	(240,858)
Other income	(12,630)	(135,698)	(135,790)	(282,287)
Excess of carrying amount of exchanged preferred stock over fair value of consideration paid	-	-	-	(43,043)
Loss (Income) from discontinued operations	(155)	194	(306)	8

	$31,816	$26,470	$118,448	$91,072

Management believes that core earnings provides investors with useful information because it enables investors to evaluate Newcastle’s current performance using the same measure that management uses to operate the business. Management uses core earnings to gauge the current performance of Newcastle without taking into account gains and losses, which, although they represent a part of recurring operations, are subject to significant variability and are only a potential indicator of future economic performance.

Core earnings does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of operating performance or as an alternative to cash flow as a measure of liquidity, and it is not necessarily indicative of cash available to fund cash needs. The calculation of core earnings above may be different from the calculation used by other companies and, therefore, comparability may be limited.